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                                                                    Exhibit 23.3


                                            April 4, 2002



Board of Directors
Brookline Bancorp, MHC
Brookline Bancorp, Inc.
Brookline Savings Bank
160 Washington Street
Brookline, Massachusetts  02147

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Brookline Bancorp, Inc.


                                       Sincerely,

                                       RP FINANCIAL, LC.




                                       /s/ Gregory E. Dunn


                                       Gregory E. Dunn
                                       Senior Vice President